Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 27, 2017, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-217578) and related Prospectus of Procaccianti Hotel REIT, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

September 15, 2017